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                                    EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.


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                                                                       EXHIBIT 5






                                November 16, 1999



Thomas J. Bisko
President and Chief Executive Officer
QNB Corp.
10 North Third Street
Quakertown, Pennsylvania 18951-9005

                  RE:      QNB Corp. (the "Corporation")
                           Registration Statement Form S-8
                           Our File No.: 119-98

Dear Mr. Bisko:

         We have acted as special corporate counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the registration of 100,000 shares of the Corporation's common stock under the Securities Act of 1933 that are issuable under the Corporation's 1998 Stock Incentive Plan (the "Plan").

         In connection with this matter, we have reviewed the following:

         1.       the Corporation's Articles of Incorporation;
         2.       the Corporation's By-Laws;
         3. Resolutions adopted by the Corporation's Board of Directors on March 10, 1998 authorizing the Plan;
         4. the Corporation's 1998 Proxy Statement regarding shareholder approval of the Plan;
         5. the Corporation's Certificate of Judges of Election indicating shareholder approval of the Plan; and
         6.       the Plan.

         Based upon our review of the foregoing, it is our opinion that:

         a. QNB Corp. is duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and



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         b.       The Corporation's common stock, $1.25 par value, issuable
                  under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable.

         In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the Plan, a sufficient number of authorized shares available for issue.

         We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plan. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                SHUMAKER WILLIAMS, P.C.


                                                /s/ Nicholas Bybel, Jr.
                                                -----------------------------
                                                By Nicholas Bybel, Jr.